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                                                                     EXHIBIT 7.2

                             AMENDED AND RESTATED
                          WARRANT PURCHASE AGREEMENT

     This Amended and Restated Warrant Purchase Agreement, dated as of December 13, 1999 (this "Agreement"), is by and between The Wiser Oil Company, a Delaware corporation (the "Company"), and Wiser Investment Company, LLC, a Delaware limited liability company ("WIC").

                                   RECITALS:

     WHEREAS, the Company and WIC entered into a Warrant Purchase Agreement as of December 13, 1999 (the "Original Warrant Purchase Agreement"); and

     WHEREAS, the Company and WIC wish to enter into this Agreement and thereby amend and restate the Original Warrant Purchase Agreement in its entirety; and

     WHEREAS, simultaneously with the execution of this Agreement, the Company and WIC are entering into an Amended and Restated Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"); and

     WHEREAS, in connection with the Stock Purchase Agreement and the transactions contemplated thereby, the Company has agreed to sell and WIC has agreed to purchase the Closing Warrants (as hereinafter defined), and WIC will have the option to purchase the Option Closing Warrants (as hereinafter defined), for the consideration and subject to the terms and conditions set forth herein.

                              A G R E E M E N T:

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, the Company and WIC agree as follows:

     1. Purchase and Sale of Warrants at Closing.
        ----------------------------------------

        1.1  Purchase and Sale.  Upon the terms and subject to the conditions
             -----------------
contained in this Section 1, at the Closing and pursuant to the Stock Purchase Agreement, the Company shall issue, sell and deliver to WIC warrants to purchase a total number of shares of Common Stock equal to (x) 741,716 multiplied by (y) a fraction, the numerator of which is the total number of Preferred Shares purchased by Purchaser at the Closing and the denominator of which is 1,000,000 (rounded up to the nearest whole number of shares) (the "Closing Warrants"), pursuant to a Warrant Agreement (herein so called) by and between the Company and WIC in the form attached as Exhibit A hereto.
                                ---------

        1.2  Purchase Price.  The aggregate consideration to be delivered by WIC
             --------------
to the Company as payment for the Closing Warrants shall be an amount equal to $0.02 multiplied by the total number of shares purchasable under the Closing Warrants.
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        1.3  Actions by the Company.  At the Closing, the Company agrees to
             ----------------------
execute a Warrant Agreement which shall be dated the Closing Date and shall evidence the Closing Warrants.

        1.4  Actions by WIC.  At the Closing, WIC  shall execute the Warrant
             --------------
Agreement evidencing the Closing Warrants and shall pay the purchase price for the Closing Warrants to the Company by wire transfer of immediately available funds to an account designated by the Company.

        1.5  Conditions to Each Party's Obligations.  The respective obligations
             --------------------------------------
of the Company and WIC under this Section 1 shall be subject to the satisfaction on or prior to the Closing Date of the conditions set forth in Section 5.1 of the Stock Purchase Agreement.

        1.6  Conditions to Obligations of WIC.  The obligations of WIC to
             --------------------------------
purchase the Closing Warrants at the Closing shall be subject to the satisfaction on or prior to the Closing Date of the conditions set forth in
Section 5.2 of the Stock Purchase Agreement.

        1.7  Conditions to Obligations of the Company.  The obligations of the
             ----------------------------------------
Company to issue, sell and deliver the Closing Warrants at the Closing shall be subject to the satisfaction on or prior to the Closing Date of the conditions set forth in Section 5.3 of the Stock Purchase Agreement.

     2. Purchase and Sale of Warrants at Option Closings.
        ------------------------------------------------

        2.1  Purchase and Sale.  Upon the terms and subject to the conditions
             -----------------
contained in this Section 2, at each Option Closing pursuant to the Stock Purchase Agreement, the Company shall issue, sell and deliver to WIC warrants to purchase a total number of shares of Common Stock equal to (x) 741,716 multiplied by (y) a fraction, the numerator of which is the total number of Preferred Shares purchased by Purchaser at such Option Closing and the denominator of which is 1,000,000 (rounded up to the nearest whole number of shares) (the "Option Closing Warrants"), pursuant to a Warrant Agreement by and between the Company and WIC in the form attached as Exhibit A hereto.
                                                    ---------

        2.2  Purchase Price.  The aggregate consideration to be delivered by WIC
             --------------
to the Company as payment for any Option Closing Warrants shall be an amount equal to $0.02 multiplied by the total number of shares purchasable under such Option Closing Warrants.

        2.3  Actions by the Company and WIC.  At each Option Closing, the
             ------------------------------
Company and WIC agree to execute a Warrant Agreement which shall be dated the Option Closing Date and shall evidence the Option Closing Warrants to be purchased at such Option Closing, and WIC shall pay the purchase price for such Option Closing Warrants to the Company by wire transfer of immediately available funds to an account designated by the Company.

     3. Miscellaneous.
        -------------

        3.1  Definitions.  Capitalized terms used but not defined herein shall
             -----------
have the meanings assigned to them in the Stock Purchase Agreement.

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        3.2  Notices.  All notices or other communications given or made
             -------
hereunder shall be governed by Section 9.7 of the Stock Purchase Agreement.

        3.3  Entire Agreement.  This Agreement, including the Exhibit hereto,
             ----------------
constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, including the Original Warrant Purchase Agreement, between the parties hereto with respect to such transactions.

        3.4  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
             -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

        3.5  Headings.  The section, paragraph and other headings contained in
             --------
this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

        3.6  Assignment.  Neither this Agreement nor any interest herein or
             ----------
right or obligation hereunder may be assigned by the Company or WIC in any manner, by operation of Law or otherwise, without the prior written consent of the other party hereto. Notwithstanding the foregoing sentence, prior to the date of the Stockholders' Meeting, WIC may assign all of its rights, interests and obligations hereunder to a corporation, partnership or limited liability company or other entity, provided that (i) the equity ownership of such entity is limited to WIC, the members of WIC as of the date hereof, or any other entity whose equity owners are limited to the foregoing and (ii) any such assignee expressly assumes all of WIC's rights, interests and obligations hereunder, makes the same representations, warranties, covenants and agreements made by WIC under Sections 3.2 and 4.11 and Article VIII of the Stock Purchase Agreement and agrees to become a party to the Stockholder Agreement at Closing, all pursuant to an instrument of assignment and assumption in form and substance reasonably satisfactory to the Company, and the Company agrees that following any such assignment and assumption the Company shall look only to such assignee in satisfaction of the Company's rights against WIC or the enforcement of the obligations of WIC hereunder.

        3.7  Successors Bound.  This Agreement shall be binding upon and inure
             ----------------
to the benefit of the parties hereto and their respective successors and assigns.

        3.8  Amendment.  This Agreement may be amended only by an instrument in
             ---------
writing executed by all the parties hereto.

        3.9  Counterparts.  This Agreement may be executed in counterparts, each
             ------------
of which shall be deemed an original, but all of which shall constitute the same instrument.

        3.10 Termination.  This Agreement shall automatically terminate upon the
             -----------
termination of the Stock Purchase Agreement pursuant to Article VII thereof.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

                                    COMPANY

                                    The Wiser Oil Company


                                    By: /s/ Andrew J. Shoup, Jr.
                                       ---------------------------------
                                       Name:  Andrew J. Shoup, Jr.
                                       Title: President


                                    WIC

                                    Wiser Investment Company, LLC


                                    By: /s/ George K. Hickox, Jr.
                                       ---------------------------------
                                       Name:  George K. Hickox, Jr.
                                       Title: Authorized signatory

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